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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1999, with respect to the financial statements of Empress Entertainment, Inc. included in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Horseshoe Gaming Holding Corp. for the registration of $600,000,000 of Series B Senior Subordinated Notes Due 2000.



                                         /s/ Ernst & Young LLP
                                             ------------------
                                             Ernst & Young LLP

Chicago, Illinois
August 9, 1999